Exhibit 99.8

Vital Energy, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Maple Energy Acquisition

On September 13, 2023, Vital Energy, Inc., a Delaware corporation (“Vital” or the “Company”), as buyer, entered into a purchase and sale agreement (the “Maple Purchase Agreement”), with Maple Energy Holdings, LLC (“Maple Properties Seller”). Pursuant to the Maple Purchase Agreement, Vital agreed to acquire certain oil and natural gas properties (the “Acquired Maple Assets”) located in the Delaware Basin including approximately 15,500 net acres located in Reeves County (“Maple Acquisition”).

On October 31, 2023, Vital and the Maple Properties Seller completed the Maple Acquisition pursuant to the Maple Purchase Agreement. Total consideration paid to the Maple Properties Seller was $168.7 million on October 31, 2023, after closing adjustments, subject to post-closing adjustments. The consideration paid to the Maple Properties Seller consisted of 3.37 million shares of common stock of Vital. In addition, Vital assumed suspended revenue obligations of $3.3 million and asset retirement obligations of $1.9 million, both based upon estimated fair value as of October 31, 2023.

The Maple Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired was recorded on a relative fair value basis. Additionally, costs directly related to the Maple Acquisition were capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Maple Acquisition and include the assumption of liabilities as set forth in the Maple Purchase Agreement.

Henry Acquisition

On September 13, 2023, Vital, as buyer, entered into a purchase and sale agreement (the “Henry Purchase Agreement”), with Henry Energy LP, Henry Resources LLC and Moriah Henry Partners LLC (collectively, the “Henry Properties Seller”). Pursuant to the Henry Purchase Agreement, Vital agreed to acquire approximately 93.0% of the working interests in certain oil and natural gas properties (the “Acquired Henry Assets”) located in the Midland and Delaware Basins including approximately 15,900 net acres located in Midland, Reeves and Upton Counties (“Henry Acquisition”). In addition, Vital acquired certain pipelines and associated infrastructure used in the transfer of frac water and saltwater.

On November 5, 2023, Vital and the Henry Properties Seller completed the Henry Acquisition pursuant to the Henry Purchase Agreement. Total consideration paid to the Henry Properties Seller was $432.9 million on November 5, 2023, after closing adjustments, subject to post-closing adjustments. The consideration paid to the Henry Properties Seller consisted of 2.15 million shares of common stock of Vital and the issuance of 6.13 million shares of newly created 2.0% Cumulative Mandatorily Convertible Series A preferred stock, par value $0.01 per share (“Preferred Stock”), both after closing adjustments, subject to post-closing adjustments. In addition, Vital assumed drilling advance liabilities of $6.7 million, revenues in suspense of $24.4 million and asset retirement obligations of $1.5 million, all based upon estimated fair value as of November 5, 2023.

The Preferred Stock was entitled to cumulative preferred cash dividends at an initial rate of 2.0% per annum of the liquidation preference per share, payable quarterly in arrears commencing on October 1, 2023, if, and when, declared. The Preferred Stock was determined to be a part of permanent equity as the Preferred Stock is not subject to SEC guidance on redeemable securities for purposes of these pro forma financial statements as Vital controls redemption. On November 29, 2023, the Company converted all outstanding shares of Preferred Stock into common shares of the Company on a 1-to-1 basis. Upon conversion, Vital paid a cash dividend for the outstanding Preferred Stock for the period beginning on the issuance date of November 5, 2023 through the conversion date of November 29, 2023.

The Henry Acquisition has been assumed to be a business combination for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The assets acquired and liabilities assumed are recorded at their respective fair values as of the closing date. Any transaction costs were expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Henry Acquisition and include the assumption of liabilities as set forth in the Henry Purchase Agreement.

Tall City Acquisition

On September 13, 2023, Vital, as buyer, entered into a purchase and sale agreement (the “Tall City Purchase Agreement”), with Tall City Property Holdings III LLC and Tall City Operations III LLC (collectively, the “Tall City Properties Seller”). Pursuant to the Tall City Purchase Agreement, Vital agreed to acquire certain oil and natural gas properties (the “Acquired Tall City Assets”) located in the Delaware Basin including approximately 21,450 net acres located in Reeves County (“Tall City Acquisition”).

On November 6, 2023, Vital and the Tall City Properties Seller completed the Tall City Acquisition pursuant to the Tall City Purchase Agreement. Total consideration paid to the Tall City Properties Seller was $350.3 million on November 6, 2023, after closing adjustments, subject to post-closing adjustments. The consideration paid to the Tall City Properties Seller consisted of $279.5 million in cash and 1.40 million shares of common stock of Vital, both after closing adjustments, subject to post-closing adjustments. In addition, Vital will assume suspended revenue obligations of $32.7 million and asset retirement obligations of $2.7 million, both based upon estimated fair value as of November 6, 2023.

The Tall City Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Tall City Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Tall City Acquisition and include the assumption of liabilities as set forth in the Tall City Purchase Agreement.

Grey Rock Acquisition

On December 21, 2023, Vital, as buyer, signed and closed a purchase and sale agreement (the Grey Rock Agreement) with Granite Ridge Holdings LLC, GREP IV-A Permian LLC, and GREP IV-B LLC (collectively, the "Grey Rock Properties Seller"), which represents the purchase of additional working interest in the properties associated with the Henry Acquisition (the "Grey Rock Acquisition" or "Grey Rock"). The purchase will increase Vital’s working interest in 45 wells by an average of 24%. Total consideration payable to the Grey Rock Seller is estimated at $62.9 million at December 8, 2023, subject to closing and post-closing adjustments. The consideration payable to the Grey Rock Seller is payable in the form of 0.63 million shares of common stock of Vital and 0.84 million shares of Preferred Stock, both subject to closing and post-closing adjustments. No liabilities will be assumed. The Company entered into the Grey Rock Agreement as a result of Grey Rock's exercise of its tag rights triggered by the execution of the Henry Purchase Agreement on September 13, 2023.

The Grey Rock Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Grey Rock Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Grey Rock Acquisition.

Previously Completed Acquisition - Forge

As previously disclosed in its Current Report on Form 8-K filed on June 30, 2023 with the SEC, Vital and Northern Oil and Gas, Inc. (“NOG”) completed the Forge acquisition (“Forge Acquisition”) of the assets of Forge Energy II Delaware, LLC, an Encap portfolio company (“Forge”) pursuant to the purchase and sale agreement (“Forge Purchase Agreement”) on June 30, 2023. Vital and NOG jointly acquired Forge’s oil and natural gas properties located in the Delaware Basin in Ward, Reeves and Pecos Counties. Vital acquired an undivided 70% interest in Forge’s oil and natural gas properties, or 24,000 net acres, and NOG acquired the remaining undivided 30% interest in Forge’s oil and natural gas properties. Aggregate consideration for the Forge Acquisition, excluding the undivided 30.0% interest acquired by NOG, was $398.2 million, comprised of (i) $391.6 million in cash after closing price adjustments and (ii) $6.6 million in transaction related expenses.

Previously Completed Acquisition - Driftwood

As previously disclosed in its Current Report on Form 8-K filed on April 3, 2023 with the SEC, on April 3, 2023, Vital completed the Driftwood acquisition ("Driftwood Acquisition") of the assets of Driftwood Energy Operating, LLC, a Delaware limited liability company (“Driftwood”). At the closing of the Driftwood Acquisition, among other things, Vital acquired interests in oil and natural gas leases and related property of Driftwood located in the Midland Basin, for aggregate consideration of approximately (i) $117.0 million in cash, after closing price adjustments, (ii) 1.58 million shares of Vital’s common stock and (iii) $4.2 million in transaction related expenses.

Unaudited Pro Forma Condensed Combined Financial Statements

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023 gives effect to the Henry Acquisition, Maple Acquisition, Tall City Acquisition and Grey Rock Acquisition as if they had been completed on September 30, 2023. The Forge Acquisition and Driftwood acquisition were completed prior to September 30, 2023 and therefore are reflected in the historical unaudited condensed consolidated balance sheet of Vital at September 30, 2023.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give effect to the Henry Acquisition, Maple Acquisition, Tall City Acquisition, Grey Rock Acquisition, Driftwood Acquisition and Forge Acquisition (collectively, the “Acquisitions”) as if they been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital would have been had the Acquisitions and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. For income tax purposes, the Acquisitions will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Acquisitions and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of Vital contained in Vital’s Annual Report on Form 10-K for the year ended December 31, 2022;

•	The unaudited consolidated financial statements and accompanying condensed notes contained in Vital’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2023;

•	The audited financial statements and related notes of Forge as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital's Current Report on Form 8-K/A filed with the SEC on July 13, 2023;

•	The unaudited condensed financial statements and related notes of Forge as of March 31, 2023, and for the three-month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital's Current Report on Form 8-K/A filed with the SEC on July 13, 2023;

•	The audited consolidated financial statements and related notes of Driftwood Energy Partners, LLC and its wholly-owned subsidiaries, Driftwood Energy Operating, LLC, Driftwood Energy Management, LLC and Driftwood Energy Intermediate, LLC (collectively, the "Driftwood Entities") as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;

•	The unaudited consolidated financial statements and related notes of the Driftwood Entities as of March 31, 2023, and for the three-month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;

•	The unaudited pro forma condensed combined financial information of Vital as of the year ended December 31, 2022, which is incorporated by reference from Exhibit 99.3 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;

•	The unaudited pro forma condensed combined financial information of Vital as of the year ended December 31, 2022, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023;

•	The audited financial statements and related notes of Maple Energy Holdings, LLC (“Maple”) as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.4 to Vital’s Current Report on Form 8-K/A filed with the SEC on September 13, 2023;

•	The unaudited financial statements and related notes of Maple as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are included elsewhere in this filing;

•	The audited consolidated financial statements and related notes of Henry Energy LP (“Henry”) as of December 31, 2022, 2021 and 2020 and for the years then ended, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on September 13, 2023;

•	The unaudited condensed consolidated financial statements and related notes of Henry as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are included elsewhere in this filing;

•	The audited consolidated financial statements and related notes of Tall City Exploration III LLC (“Tall City”) and Subsidiaries as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.6 to Vital’s Current Report on Form 8-K/A filed with the SEC on September 13, 2023; and

•	The unaudited consolidated financial statements and related notes of Tall City as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, which are included elsewhere in this filing; and

•	The unaudited statements of revenue and direct operating expenses and related notes of certain properties of Granite Ridge Resources, Inc. operated by Henry Energy LP as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, and the audited statements of revenues and direct operating expenses and related notes of certain properties of Granite Ridge Resources, Inc. operated by Henry Energy LP as of December 31, 2022 and 2021 and for the years then ended, which are included elsewhere in this filing; and

•	The unaudited statements of revenues and direct operating expenses and the related notes of GREP IV-A Permian LLC operated by Henry Energy LP for the nine-month period ended September 30, 2023, which are included elsewhere in this filing; and

•	The unaudited statements of revenues and direct operating expenses and the related notes of GREP IV-B Permian LLC operated by Henry Energy LP for the nine-month period ended September 30, 2023, which are included elsewhere in this filing.

Vital Energy, Inc.

Pro forma condensed combined balance sheets

As of September 30, 2023

(in thousands)

(Unaudited)

	Historical				Transaction accounting adjustments
	Vital[1]	Maple	Henry	Tall City	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$589,695	$9,272	$57,904	$22,084	$(89,260	)(a)	$(279,458	)(j)	$293,037
							(5,350	)(g)
							(3,450	)(h)
							(6,900	)(u)
							(1,500	)(y)
Accounts receivable, net	199,838	—	30,379	33,600	(63,979	)(a)	—		199,838
Receivables from oil and gas sales	—	14,394	—	—	(14,394	)(a)	—		—
Joint interest billings	—	387	—	—	(387	)(a)	—		—
Severance tax refunds	—	235	—	—	(235	)(a)	—		—
Assets from derivative contracts	—	2,832	—	—	(2,832	)(a)	—		—
Debt issuance costs, net	—	128	—	—	(128	)(a)	—		—
Derivatives	3,775	—	—	—	—		—		3,775
Affiliate receivable	—	—	597	—	(597	)(a)	—		—
Prepaid expenses and other current assets	—	500	338	466	(1,304	)(a)	—		—
Other current assets	20,900	—	—	—	—		—		20,900
Total current assets	814,208	27,748	89,218	56,150	(173,116)		(296,658)		517,550
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	10,512,608	—	—	—	—		350,258	(d)	11,569,300
							168,660	(e)
							391,444	(f)
							5,350	(g)
							3,450	(h)
							2,679	(p)
							1,929	(q)
							1,529	(r)
							3,285	(o)
							6,696	(o)
							24,360	(o)
							32,688	(o)
							62,864	(v)
							1,500
Proved oil and gas properties, net	—	—	—	718,737	(718,737	)(b)	—		—
Proved properties, subject to amortization	—	156,531	—	—	(156,531	)(b)	—		—
Unevaluated properties not being depleted	199,490	—	—	—	—		28,345	(t)	227,835
Unproved oil and gas properties, not being amortized	—	—	—	8,331	(8,331	)(b)	—		—
Oil and natural gas property and equipment, based on full cost method of accounting, net	—	—	468,274	—	(468,274	)(b)	—		—

	Historical				Transaction accounting adjustments
	Vital[1]	Maple	Henry	Tall City	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Less: accumulated depletion	—	(41,546)	—	—	41,546	(b)	—		—
Less: accumulated depletion and impairment	(7,616,830)	—	—	—	—		—		(7,616,830)
Oil and natural gas properties, net	3,095,268	114,985	468,274	727,068	(1,310,327)		1,085,037		4,180,305
Other property and equipment, net	—	—	34,244	281	(34,525	)(a)	—		—
Other property and equipment	—	246	—	—	(246	)(a)	—		—
Less: accumulated depreciation	—	(78)	—	—	78	(a)	—		—
Midstream and other fixed assets, net	129,115	—	—	—	—		13,136	(s)	142,251
Property and equipment, net	3,224,383	115,153	502,518	727,349	(1,345,020)		1,098,173		4,322,556
Right of use assets, net	—	—	10,928	3,324	(14,252	)(i)	—		—
Equity method investment	—	—	1,801	—	(1,801	)(a)	—		—
Derivatives	27,163	—	—	—	—		—		27,163
Assets from derivative contracts	—	427	—	—	(427	)(a)	—		—
Operating lease right-of-use assets	116,634	12,705	—	—	(12,705	)(i)	27,000	(i)	143,634
Deposits	—	50	—	—	(50	)(a)	—		—
Debt issuance costs, net	—	111	—	—	(111	)(a)	—		—
Deferred income taxes	220,382	—	—	—	—		—		220,382
Other assets	—	—	1,001	—	(1,001	)(a)	—		—
Other noncurrent assets, net	23,482	—	—	26	(26	)(a)	—		23,482
Total assets	$4,426,252	$156,194	$605,466	$786,849	$(1,548,509)		$828,515		$5,254,767
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$106,376	$—	$—	$44,335	$(44,335	)(a)	$—		$106,376
Accounts payable	—	716	28,762	—	(29,478	)(a)	—		—
Accrued liabilities	—	—	19,282	—	(19,282	)(a)	—		—
Accrued liabilities and other	—	10,470	—	—	(10,470	)(a)	—		—
Accrued capital expenditures	74,149	—	—	—	—		—		74,149
Ad valorem taxes payable	—	919	—	—	(919	)(a)	—		—
Undistributed revenue and royalties	165,027	—	—	—	—		60,333	(o)	225,360
Revenue payable	—	—	—	43,091	(43,091	)(n)	—		—
Derivatives	106,767	—	—	—	—		—		106,767
Derivative liabilities, short term	—	—	—	9,576	(9,576	)(a)	—		—
Liabilities from derivative contracts	—	4,408	—	—	(4,408	)(a)	—		—
Drilling advances	—	—	6,695	—	(6,695	)(n)	6,696	(o)	6,696
Current portion of debt	—	—	1,301	—	(1,301	)(a)	—		—
Asset retirement obligations, current	—	—	—	200	(200	)(a)	—		—
Lease obligations, current	—	—	—	2,065	(2,065	)(i)	—		—
Operating lease liabilities	47,399	1,468	6,332	—	(7,800	)(i)	9,865	(i)	57,264
Note payable, net	—	—	—	238,685	(238,685	)(a)	—		—
Other current liabilities	71,984	—	—	—	—		—		71,984
Total current liabilities	571,702	17,981	62,372	337,952	(418,305)		76,894		648,596
Long-term debt, net	1,926,966	—	20,751	—	(20,751	)(a)	—		1,926,966
Revolving credit facility	—	5,278	—	—	(5,278	)(a)	—		—
Derivatives	5,885	—	—	—	—		—		5,885

	Historical				Transaction accounting adjustments
	Vital[1]	Maple	Henry	Tall City	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Derivative liabilities, long term	—	—	—	895	(895	)(a)	—		—
Liabilities from derivative contracts	—	809	—	—	(809	)(a)	—		—
Asset retirement obligations	75,416	3,586	1,484	2,391	(7,461	)(a)	2,679	(p)	81,553
							1,929	(q)
							1,529	(r)
Lease obligations, non-current	—	—	—	1,276	(1,276	)(i)	—		—
Operating lease liabilities	66,366	11,263	4,596	—	(15,859	)(i)	17,135	(i)	83,501
Other noncurrent liabilities	6,853	—	—	—	—		—		6,853
Total liabilities	2,653,188	38,917	89,203	342,514	(470,634)		100,166		2,753,354
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—	—	—		61	(c)	69
							8	(x)
Common stock	218	—	—	—	—		14	(k)	293
							34	(l)
							21	(m)
							6	(w)
Members' equity	—	117,277	—	444,335	(561,612	)(a)	—		—
Limited partner	—	—	512,742	—	(512,742	)(a)	—		—
Noncontrolling interests	—	—	3,521	—	(3,521	)(a)	—		—
Additional paid-in capital	3,002,709	—	—	—	—		70,786	(k)	3,737,814
							168,626	(l)
							112,093	(m)
							320,749	(c)
							36,164	(x)
							26,687	(w)
Accumulated deficit	(1,229,863)	—	—	—	—		(6,900	)(u)	(1,236,763)
Total stockholders' equity	1,773,064	117,277	516,263	444,335	(1,077,875)		728,349		2,501,413
Total liabilities and stockholders' equity	$4,426,252	$156,194	$605,466	$786,849	$(1,548,509)		$828,515		$5,254,767

(1)	Vital's historical balance sheet, as shown in the table above, includes the assets acquired and liabilities assumed from both the Forge Acquisition and the Driftwood Acquisition, as both closed prior to September 30, 2023.

Vital Energy, Inc.

Pro forma condensed combined statements of operations

For the nine months ended September 30, 2023

(in thousands, except per share data)

(Unaudited)

	Historical							Transaction accounting adjustments
	Vital[1]	Driftwood - Three Months Ended March 31, 2023	Forge[2] - Six Months Ended June 30, 2023	Maple	Henry	Tall City	Grey Rock(ag)	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Revenues:
Oil sales	$940,982	$—	$116,373	$53,423	$—	$207,713	$—	$185,911	(a)	$(9,678	)(u)	$1,459,812
										(34,912	)(ad)
NGL sales	97,196	—	11,170	17,662	—	18,089	—	14,859	(a)	(763	)(u)	154,862
										(3,351	)(ad)
Natural gas sales	48,260	—	2,929	7,229	—	7,485	—	9,111	(a)	(468	)(u)	73,667
										(879	)(ad)
Crude oil, natural gas, and NGL sales, net	—	—	—	—	155,846	—	—	(155,846	)(a)			—
Oil and natural gas sales, net	—	23,780	—	—	—	—	30,255	(54,035	)(a)			—
Sales of purchased oil	14,192	—	—	—	—	—	—					14,192
Drilling and overhead fees	—	—	—	—	3,194	—	—	(3,194	)(w)			—
Water disposal fees and pipeline income	—	—	—	—	8,043	—	—			(563	)(u)	7,480
Affiliate service fee income	—	—	—	—	38,804	—	—	(38,804	)(l)			—
Unrealized and realized gains/losses, net	—	—	—	—	—	(6,698)	—	6,698	(b)			—
Other income	—	—	—	—	1,073	—	—	(1,073	)(c)			—
Other operating revenues	2,453	—	107	—	—	—	—	1,073	(c)	(75	)(u)	3,526
										(32	)(ad)
Total revenues	1,103,083	23,780	130,579	78,314	206,960	226,589	30,255	(35,300)		(50,721)		1,713,539
Costs and expenses:
Lease operating expenses	173,939	3,396	27,485	31,462	—	70,977	5,738	31,748	(d)	(1,963	)(u)	330,456
								(3,194	)(w)	224	(u)
										(9,356	)(ad)
Workover expenses	—	—	3,700	—	—	—	—	(3,700	)(d)			—
Lease operating and workover expenses	—	—	—	—	28,048	—	—	(28,048	)(d)			—
Pipeline operating expenses	—	—	—	—	5,850	—	—	(5,850	)(z)			—
Gathering, processing and transportation expenses	371	—	—	—	—	7,318	—	727	(n)			8,416
Gathering and processing		727					—	(727	)(n)			—
Production and ad valorem taxes	69,498	998	8,192	—	—	—	1,350	23,389	(e)	(532	)(u)	100,437
										(2,458	)(ad)
Production tax and other	—	—	—	5,052	—	10,743	—	(15,795	)(e)			—

	Historical							Transaction accounting adjustments
	Vital[1]	Driftwood - Three Months Ended March 31, 2023	Forge[2] - Six Months Ended June 30, 2023	Maple	Henry	Tall City	Grey Rock(ag)	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Severance and ad valorem taxes	—	—	—	—	7,594	—	—	(7,594	)(e)			—
Oil transportation and marketing expenses	32,391	—	—	—	—	—	—					32,391
Costs of purchased oil	14,856	—	—	—	—	—	—					14,856
General and administrative	73,053	884	904	3,428	24,942	8,075	—	222	(f)	(271	)(ad)	94,576
							—	(16,661	)(x)
Equity-based compensation expense	—	—	—	—	—	222	—	(222	)(f)			—
Depletion, depreciation and amortization	310,618	—	—	—	31,682	—	—	(31,682	)(g)	45,634	(q)	451,391
										21,299	(r)
										35,541	(s)
										23,208	(t)
										5,697	(ac)
										806	(y)
										8,588	(ae)
Depletion, depreciation, amortization and impairment	—	—	—	—	—	55,309	—	(55,309	)(g)			—
Depletion - oil and gas properties	—	—	—	20,981	—	—	—	(20,981	)(g)			—
Depreciation - other property and equipment	—	—	—	33	—	—	—	(33	)(g)			—
Depletion and depreciation	—	—	23,063	—	—	—	—	(23,063	)(g)			—
Depletion expense	—	5,069	—	—	—	—	—	(5,069	)(g)			—
Accretion of asset retirement obligations	—	—	—	103	—	114	—	(217	)(h)			—
Accretion expense		12	238		89	—	—	(339	)(h)			—
Exploration	—	116	—	—	—	—	—	(116	)(ab)			—
Other operating expenses, net	4,538	—	—	—	—	—	—	5,850	(z)	543	(h)	10,521
										(410	)(u)
Total costs and expenses	679,264	11,202	63,582	61,059	98,205	152,758	7,088	(156,664)		126,550		1,043,044
Gain on disposal of assets, net	540	—	—	—	—	—	—					540
Operating income	424,359	12,578	66,997	17,255	108,755	73,831	23,167	121,364		(177,271)		671,035
Non-operating income (expense):
Loss on derivatives, net	(132,875)	—	—	(1,193)	—	—	—	1,352	(b)	(1,525	)(ad)	(134,241)
Loss on realized derivatives	—	(1,916)	(1,346)	—	—	—	—	3,262	(b)			—

	Historical							Transaction accounting adjustments
	Vital[1]	Driftwood - Three Months Ended March 31, 2023	Forge[2] - Six Months Ended June 30, 2023	Maple	Henry	Tall City	Grey Rock(ag)	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Gain on unrealized derivatives	—	4,883	6,429	—	—	—	—	(11,312	)(b)			—
Gain on unrealized fair value of contingent consideration			52				—	(52	)(aa)			—
Other expense	—	—	—	—	(1,837)	—	—	1,837	(i)			—
Interest expense	(99,388)	(1,170)	(3,018)	—	(1,002)	(16,778)	—	21,968	(j)	(33,599	)(m)	(132,987)
Interest expense and other	—	—	—	(1,834)	—	—	—	1,834	(j)			—
Interest income	—	—	—	—	761	—	—	(761	)(i)			—
Other income, sale of assets	—			—	16	—	—	(16	)(o)			—
Gain on sale of assets		1,301	—	—	—	—	—	(1,301	)(af)			—
Loss from equity method investments	—	—	—	—	(42)	—	—	42	(p)			—
Other income, net	3,697	—	—	—	—	50	—	(1,076	)(i)	(129	)(u)	2,595
										53	(u)
Total non-operating income (expense), net	(228,566)	3,098	2,117	(3,027)	(2,104)	(16,728)	—	15,777		(35,200)		(264,633)
Income before income taxes	195,793	15,676	69,114	14,228	106,651	57,103	23,167	137,141		(212,471)		406,402
Income tax (benefit) expense:
Current	(2,298)	—	—	—	—	—	—					(2,298)
Deferred	220,149	—	—	—	—	—	—	(107	)(v)	(112,734	)(v)	107,308
Income taxes	—	—	—	(107)	—	—	—	107	(v)			—
Total income tax expense	217,851	—	—	(107)	—	—	—	—		(112,734)		105,010
Net income	$413,644	$15,676	$69,114	$14,121	$106,651	$57,103	$23,167	$137,141		$(325,205)		$511,412

Net income per common share:
Basic	$23.44									(k	)	$20.07
Diluted	$23.32									(k	)	$15.85
Weighted-average common shares outstanding:
Basic	17,646									(k	)	25,192
Diluted	17,740									(k	)	32,257

(1)	Vital's historical statement of operations, as shown in the table above, include the historical results of Vital, Forge after June 30, 2023 and Driftwood after March 31, 2023.
(2)	The Forge Acquisition was completed on June 30, 2023. As such, the results of operations of Vital, as presented in the above table, do not include the results of operations of Forge for the six months ended June 30, 2023. The above table includes estimates of the results of operations for the three months ended June 30, 2023 of Forge.

Vital Energy, Inc.

Pro forma condensed combined statements of operations

For the year ended December 31, 2022

(in thousands, except per share data)

(Unaudited)

	Historical					Transaction accounting adjustments
	Vital[1]	Maple	Henry	Tall City	Grey Rock	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Revenues:
Oil sales	$1,596,040	$63,803	$—	$—	$—	$253,390	(a)	$(17,737	)(u)	$2,140,546
						202,035	(a)
						43,015	(a)
NGL sales	259,720	19,471	—	—	—	26,570	(a)	(1,860	)(u)	336,484
						26,176	(a)
						6,407	(a)
Natural gas sales	226,851	17,480	—	—	—	16,285	(a)	(1,140	)(u)	280,629
						21,153	(a)
Crude oil, natural gas, and NGL sales, net	—	—	296,245	—	—	(296,245	)(a)			—
Oil and natural gas	—	—	—	249,364	49,422	(298,786	)(a)			—
Sales of purchased oil	119,408	—	—	—	—					119,408
Drilling and overhead fees	—	—	3,819	—	—	(3,819	)(w)			—
Water disposal fees and pipeline income	—	—	10,433	—	—			(730	)(u)	9,703
Affiliate service fee income	—	—	33,524	—	—	(33,524	)(l)			—
Loss on derivatives, net	—	—	(4,129)	—	—	4,129	(b)			—
Unrealized and realized losses, net	—	—	—	(27,929)	—	27,929	(b)			—
Other income	—	—	606	—	—	(606	)(c)			—
Other operating revenues	7,333	—	—	—	—	606	(c)	(42	)(u)	7,897
Total revenues	2,209,352	100,754	340,498	221,435	49,422	(5,285)		(21,509)		2,894,667
Costs and expenses:
Lease operating expenses	210,835	31,910	—	41,260	5,982	36,162	(d)	(2,531	)(u)	320,066
						(3,819	)(w)	267	(u)
Lease operating and workover expenses	—	—	36,162	—	—	(36,162	)(d)			—
Pipeline operating expenses	—	—	5,150	—	—	(5,150	)(z)			—
Production and ad valorem taxes	127,851	—	—	12,532	3,245	19,794	(e)	(1,032	)(u)	162,390
Production and other taxes	—	5,052	—	—	—	(5,052	)(e)			—
Severance and ad valorem taxes	—	—	14,742	—	—	(14,742	)(e)			—
Transportation and marketing expenses	53,692	—	—	—	—	5,462	(n)			59,154
Gathering, processing, and transportation expenses	—	—	—	5,462	—	(5,462	)(n)			—
Costs of purchased oil	122,118	—	—	—	—					122,118
General and administrative	72,518	5,172	28,853	10,479	—	2,617	(f)			103,363
						(16,276	)(x)
Equity-based compensation expense	—	—	—	2,617	—	(2,617	)(f)			—
Organizational restructuring expenses	10,420	—	—	—	—					10,420
Depletion, depreciation and amortization	369,324	—	38,651	42,788	—	(81,439	)(g)	35,688	(q)	494,831
								19,022	(r)
								58,500	(s)
								11,399	(ae)
								898	(y)
Depletion - oil and natural gas properties	—	17,626	—	—	—	(17,626	)(g)			—

	Historical					Transaction accounting adjustments
	Vital[1]	Maple	Henry	Tall City	Grey Rock	Conforming and reclass		Acquisition Adjustments		Pro forma combined
Depreciation - other property and equipment	—	35	—	—	—	(35	)(g)			—
Accretion expense	—	107	132	128	—	(367	)(h)			—
Impairment expense	40	—	—	—	—	—				40
Other operating expenses, net	8,846	—	—	—	—	5,150	(z)	570	(h)	14,205
								(361	)(u)
Total costs and expenses	975,644	59,902	123,690	115,266	9,227	(119,562)		122,420		1,286,587
Loss on disposal of assets, net	(1,079)	—	—	—	—	—				(1,079)
Operating income	1,232,629	40,852	216,808	106,169	40,195	114,277		(143,929)		1,607,001
Non-operating income (expense):
Gain on sale of assets	—	—	51	—	—	(51	)(o)			—
Loss on derivatives, net	(330,761)	(1,240)	—	—	—	(27,929	)(b)	289	(u)	(363,770)
						(4,129	)(b)
Interest income	—	—	3	—	—	(3	)(i)			—
Interest expense	(160,310)	—	(5,394)	(7,646)	—	13,040	(j)	(27,247	)(m)	(187,557)
Interest expense and other	—	(383)	—	—	—	383	(j)			—
Loss on extinguishment of debt, net	(1,459)	—	—	—	—					(1,459)
Loss from equity method investments	—	—	(54)	—	—	54	(p)			—
Other income, net	2,155	—	—	—	—	3	(i)	—	(u)	1,167
						(1,066	)(i)	75	(u)
Other expense	—	—	(1,066)	—	—	1,066	(i)			—
Total non-operating income (expense), net	(490,375)	(1,623)	(5,394)	(7,646)	—	(18,632)		(26,883)		(551,619)
Income before income taxes	742,254	39,229	211,414	98,523	40,195	95,645		(170,812)		1,055,382
Income tax expense:
Current	(6,121)	—	—	—	—					(6,121)
Deferred	619	—	—	—	—	(288	)(v)	—	(v)	331
Income taxes	—	(288)	—	—	—	288	(v)			—
Total income tax expense	(5,502)	(288)	—	—	—	—		—		(5,790)
Net income	$736,752	$38,941	$211,414	$98,523	$40,195	$95,645		$(170,812)		$1,049,592

Net income per common share:
Basic	$40.37							(k)		$40.39
Diluted	$39.94							(k)		$31.84
Weighted-average common shares outstanding:
Basic	18,251							(k)		25,797
Diluted	18,446							(k)		32,963

(1)	Vital's historical statement of operations, as shown in the table above, include the historical results of Vital, Forge and Driftwood through December 31, 2022, including the effect of pro forma adjustments for the Forge Acquisition and Driftwood Acquisition through December 31, 2022, as presented in Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.       Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Vital, Maple, Henry, Tall City, Grey Rock, Forge and Driftwood. The Forge Acquisition and Driftwood Acquisition have been accounted for as asset acquisitions in accordance with ASC 805. The Maple Acquisition, Tall City Acquisition and Grey Rock Acquisition have been assumed to be asset acquisitions in accordance with ASC 805 for purposes of these unaudited pro forma condensed combined financial statements. The fair value of the consideration paid by Vital for the Maple Acquisition, Tall City Acquisition and Grey Rock Acquisition will be allocated to the underlying assets acquired on a relative fair value basis. Additionally, costs directly related to the Maple Acquisition, Tall City Acquisition and Grey Rock Acquisition are assumed to be capitalized as a component of the purchase price. The Henry Acquisition has been assumed to be a business combination for purposes of these unaudited pro forma condensed combined financial statements under ASC 805. The assets acquired and liabilities assumed are recorded at their respective fair values as of the closing date. Any transaction costs were expensed as incurred in accordance with ASC 805. Certain of the historical amounts for the Acquisitions have been reclassified to conform to the financial statement presentation of Vital. Additionally, adjustments have been made to the historical financial information Maple, Henry, Tall City, Grey Rock, Forge and Driftwood to remove certain assets and liabilities retained by the sellers in each separate transaction.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023 gives effect to the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition as if they had been completed on September 30, 2023. The Forge Acquisition and Driftwood Acquisition were completed prior to September 30, 2023 and therefore are reflected in the historical unaudited condensed consolidated balance sheet of Vital at September 30, 2023.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give effect to Acquisitions as if they been completed on January 1, 2022.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Acquisitions and other transactions contemplated herein had occurred in the past, Vital’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that Vital would have achieved if the Acquisitions and other transactions contemplated herein had taken place on the specified dates. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results Vital will have after the contemplation of the Acquisitions and the other transactions contemplated by the unaudited pro forma condensed combined financial information. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2.       Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price in the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition is based upon management’s estimates and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocations are subject to change due to several factors, including but not limited to:

•	Changes in the fair value of common stock of Vital up to the close date of the Grey Rock Acquisition, which could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma condensed combined financial statements;

•	Changes in the fair value of Preferred Stock up to the close date of the Grey Rock Acquisition which could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma condensed combined financial statements;
•	Changes to Vital’s preliminary assessment as to whether, under ASC 805, the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition each represent a business combination or asset acquisition, along with changes in estimated direct transaction costs, which could significantly change the preliminary allocation of value to assets acquired and liabilities assumed in these unaudited pro forma condensed combined financial statements;
•	Changes in the identified oil and gas properties, specifically related to unevaluated properties not being depleted, which could significantly change the amount of pro forma depletion expense used in these unaudited pro forma condensed combined financial statements;
•	Changes in the identification of any intangible assets or goodwill, specifically associated with the Henry Acquisition, which could result from our evaluation of the fair value of the assets acquired and liabilities assumed in such business combination; and
•	Changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors, which could significantly change the preliminary values assigned to the assets acquired in these unaudited pro forma condensed combined financial statements.

The estimated consideration transferred and the relative fair value of assets acquired and liabilities assumed by Vital are as follows (in thousands, except share amounts, which are rounded and shown in whole shares, and share stock price):

	Maple	Henry	Tall City	Grey Rock	Total
Consideration:
Net shares of Vital common stock to be issued	3,370,497	2,145,725	1,402,258	627,026	7,545,506
Vital common stock price(1)	$50.04	$52.25	$50.49	$42.57
Common stock consideration, net of estimated liabilities assumed by Vital	$168,660	$112,114	$70,800	$26,692	$378,266

Net shares of Vital Preferred Stock to be issued	—	6,131,381	—	839,643	6,971,024
Fair value of Vital Preferred Stock(1)	$—	$52.25	$—	$42.57
Preferred Stock consideration, net of estimated liabilities assumed by Vital	$—	$320,365	$—	$35,744	$356,109
Fair value of Preferred Stock dividends	—	446	—	428	874
Fair value of Preferred Stock	$—	$320,811	$—	$36,172	$356,983

Cash consideration, net of estimated liabilities assumed by Vital	$—	$—	$279,458	$—	$279,458

Estimated fair value of consideration to be paid to sellers	$168,660	$432,925	$350,258	$62,864	$1,014,707
Estimated direct transaction costs	3,450	—	5,350	1,500	10,300
Estimated total consideration	$172,110	$432,925	$355,608	$64,364	$1,025,007

Relative fair value of assets acquired:
Oil and natural gas properties:
Evaluated properties – full cost method	$175,395	$422,500	$388,296	$64,364	$1,050,555
Unevaluated properties	—	28,345	—	—	28,345
Asset retirement obligations	1,929	1,529	2,679	—	6,137
Operating lease right-of-use assets	12,731	10,928	3,341	—	27,000
Other property and equipment	—	13,136	—	—	13,136
Amount attributable to assets acquired	$190,055	$476,438	$394,316	$64,364	$1,125,173

Fair value of liabilities assumed:
Asset retirement obligations	$1,929	$1,529	$2,679	$—	$6,137
Suspended revenues	3,285	24,360	32,688	—	60,333
Drilling advances	—	6,696	—	—	6,696
Operating lease liabilities	12,731	10,928	3,341	—	27,000
Amount attributable to liabilities assumed	$17,945	$43,513	$38,708	$—	$100,166

(1) For Maple, Henry, and Tall City, these amounts are as of the respective closing dates. For Grey Rock, these amounts are as of December 8, 2023.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.     Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vital. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Vital believes provide a reasonable basis for presenting the significant effects of the Acquisitions. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of September 30, 2023:

(a)	Adjustment to remove assets and liabilities not acquired as part of the Acquisitions as well as associated historical book equity.

(b)	Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Maple, Henry and Tall City's oil and natural gas properties as of September 30, 2023.

(c)	Adjustment for the issuance of 6,131,381 shares of Preferred Stock, net of closing adjustments, pursuant to the Henry Purchase Agreement, based on Preferred Stock to be issued multiplied by the fair value per share of Preferred Stock of $52.25, determined as of November 3, 2023.

(d)	Adjustment to reflect the assets acquired of Tall City, on a relative fair value basis.

(e)	Adjustment to reflect the assets acquired of Maple, on a relative fair value basis.

(f)	Adjustment to reflect the fair value of the proved Henry assets acquired.

(g)	Adjustment for the payment of estimated transaction costs incurred for the Tall City Acquisition.

(h)	Adjustment for the payment of estimated transaction costs incurred for the Maple Acquisition.

(i)	Adjustments to conform the presentation of the right-of-use assets acquired and operating lease liabilities assumed from Henry, Maple and Tall City to the presentation by Vital.

(j)	Adjustment to record cash consideration paid related to the Tall City Acquisition.

(k)	Adjustment to reflect the issuance of 1,402,258 shares of Vital common stock, net of closing adjustments, pursuant to the Tall City Purchase Agreement, based on the November 6, 2023 closing price of Vital of $50.49 per common share.

(l)	Adjustment to reflect the issuance of 3,370,497 shares of Vital common stock, net of closing adjustments, pursuant to the Maple Purchase Agreement, based on the October 31, 2023 closing price of Vital of $50.04 per common share.

(m)	Adjustment to reflect the issuance of 2,145,725 shares of Vital common stock pursuant to the Purchase Agreement of Henry, based on the November 3, 2023 closing price of Vital of $52.25 per common share.

(n)	Adjustment to remove the book value of drilling advances and undistributed revenues and royalties assumed by Vital.

(o)	Adjustment to reflect the fair value of drilling advances and suspended revenues assumed by Vital.

(p)	Adjustment for the asset retirement obligations incurred for the Tall City Acquisition.

(q)	Adjustment for the asset retirement obligations incurred for the Maple Acquisition.

(r)	Adjustment for the asset retirement obligations incurred for the Henry Acquisition.

(s)	Adjustment to reflect the fair value of certain pipeline assets obtained by Vital as part of the Henry Acquisition.

(t)	Adjustment to reflect the fair value of the unevaluated Henry assets acquired.

(u)	Adjustment for the payment of estimated transaction expenses incurred for the Henry Acquisition.

(v)	Adjustment to reflect the assets acquired of Grey Rock, on a relative fair value basis.

(w)	Adjustment to reflect the issuance of 627,026 shares of Vital common stock pursuant to the Grey Rock Purchase Agreement, based on the December 8, 2023 closing price of Vital of $42.57 per common share.

(x)	Adjustment to reflect the issuance of 839,643 shares of Vital Preferred Stock pursuant to the Grey Rock Purchase Agreement, based on the estimated issuance date fair value, which was determined based on Preferred Stock to be issued, multiplied by the fair value per share of Preferred Stock of $42.57, determined as of December 8, 2023.

(y)	Adjustment for the payment of estimated transaction costs incurred for the Grey Rock Acquisition.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022:

(a)	Adjustment to conform Maple, Henry, Tall City, Grey Rock and Driftwood's presentation of historical crude oil, natural gas and NGL sales to the presentation by Vital.

(b)	Adjustment to conform Henry and Tall City's presentation of historical derivative gains and losses to the presentation by Vital.

(c)	Adjustment to conform Henry's historical other income to the presentation by Vital.

(d)	Adjustment to conform Henry's historical lease operating and workover expenses and Forge's historical workover expenses to the presentation by Vital.

(e)	Adjustment to conform Maple and Tall City's historical production and other taxes and Henry's historical severance and ad valorem taxes to the presentation by Vital.

(f)	Adjustment to conform Tall City's historical equity-based compensation expense to the presentation by Vital.

(g)	Adjustment to remove the historical amount of Driftwood's depletion expense, Forge's historical depletion and depreciation, Maple's historical depletion - oil and natural gas properties and depreciation - other property and equipment, Henry's historical depletion, depreciation, and amortization and Tall City's historical depletion, depreciation, amortization, and impairment.

(h)	Adjustment to remove historical accretion expense of Maple, Henry, Tall City, Forge and Driftwood associated with asset retirement obligations and recalculate accretion expense based upon estimated fair value.

(i)	Adjustment to conform Henry's historical other expense and interest income to the presentation by Vital.

(j)	Adjustment to remove Maple, Henry, Tall City, Forge and Driftwood's historical interest expense, and Maple's historical interest expense and other prior to the acquisition.

(k)	The following table provides reconciliation between basic and diluted net income for the nine months ended September 30, 2023 and year ended December 31, 2022 (in thousands, except per share amounts):

	Nine Months Ended		Year Ended
	September 30, 2023		December 31, 2022
	Vital[1]	Pro-Forma	Vital[2]	Pro-Forma
Net income	$413,644	$511,412	$736,752	$1,049,592
Less: Preferred dividends	—	(5,790)	—	(7,663)
Net income available to common shareholders	413,644	505,622	736,752	1,041,929
Weighted-average common shares outstanding:
Basic	17,646	25,192	18,251	25,797
Dilutive non-vested restricted stock	93	93	183	183
Dilutive non-vested performance awards	1	1	12	12
Dilutive preferred stock	—	6,971	—	6,971
Diluted	17,740	32,257	18,446	32,963
Net income per share
Basic	$23.44	$20.07	$40.37	$40.39
Diluted	$23.32	$15.85	$39.94	$31.84

1.	Amounts shown above for Vital are from the unaudited consolidated financial statements and accompanying notes contained in Vital’s Quarterly Report on Form 10-Q for the period ended September 30, 2023.

2.	Vital historical results, as shown in the table above, include the historical results of Vital, Forge and Driftwood through December 31, 2022, including the effect of pro forma adjustments for the Forge Acquisition and Driftwood Acquisition through December 31, 2022, as presented in Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on August 22, 2023 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

(l)	Adjustment to eliminate Henry's affiliate service fee income.

(m)	Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings necessary to finance the Forge Acquisition and Tall City Acquisitions. The interest rates utilized as of September 30, 2023 for the Forge Acquisition and Tall City Acquisitions were 7.98% and 9.75%, respectively. A one-eighth percent increase or decrease in the interest rate would have changed interest expense by $0.2 million and $0.4 million for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively, for the Forge Acquisition. A one-eighth percent increase or decrease in the interest rate would have changed interest expense by $0.3 million and $0.4 million for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively, for the Tall City Acquisition.

(n)	Adjustment to conform Tall City's historical gathering, processing and transportation expenses to the presentation by Vital.

(o)	Adjustment to remove gains and losses on the sale of other property and equipment not being acquired by Vital.

(p)	Adjustment to remove Henry's historical loss from equity method investments as Vital is not acquiring such investments.

(q)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Tall City Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(r)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Maple Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(s)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Henry Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(t)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Forge Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(u)	Adjustment to reflect the approximate 7.0% of oil and gas properties working interest being retained by Henry Properties Seller.

(v)	The adjustment pertains to estimated income tax considerations associated with the Acquisitions. These entities were previously held within a flow-through structure, making them exempt from federal income taxes. In the 2022 proforma income statement, Vital maintained a full valuation allowance for federal deferred tax assets. The income tax expense generated from the Acquisitions at the effective tax rate of 21.5% was fully offset in 2022 by Vital’s existing valuation allowance. For the 2023 proforma income statement, income tax expenses for the Acquisitions are recorded at an effective tax rate of 21.5%. Additionally, the release of Vital's valuation allowance, which occurred in Q2 2023 for Vital, was adjusted to account for the impact of the 2022 valuation allowance impact from the Acquisitions.

(w)	Adjustment to reclassify Henry's historical drilling and overhead fees to the presentation by Vital.

(x)	Adjustment to remove a portion of general and administrative costs for certain entities related to Henry that are not being acquired by Vital.

(y)	Adjustment to include depreciation on other property and equipment pipeline assets acquired as part of the Henry Acquisition.

(z)	Adjustment to conform Henry's pipeline operating expenses to the presentation by Vital.

(aa)	Adjustment to remove the gain on unrealized fair value of contingent consideration, which was not acquired as part of the Forge Acquisition.

(ab)	Adjustment to remove exploration expense to align the presentation by Driftwood with the full cost method of accounting utilized by Vital.

(ac)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Driftwood Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(ad)	Adjustments necessary to remove the historical revenues, gains, expenses and losses associated with the 30% undivided interest acquired by NOG in the oil and natural gas properties of Forge.

(ae)	Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Grey Rock Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(af)	Adjustment to remove Driftwood's gain on on sale of assets as Vital utilizes the full cost method of accounting.

(ag)	Represents the combined unaudited historical statements of revenue and direct operating expenses for Granite Ridge Resources, Inc., GREP IV-A Permian LLC, and GREP IV-B Permian LLC for the nine months ended September 30, 2023. GREP IV-A Permian LLC and GREP IV-B Permian LLC did not have revenue or direct operating expenses for the year ended December 31, 2022.

	Nine Months Ended
	September 30, 2023
	Granite Ridge Resources, Inc.	GREP IV-A Permian LLC	GREP IV-B Permian LLC	Total
Revenues
Oil and natural gas sales	$28,008	$1,476	$771	$30,255
Direct Operating Expenses
Lease operating expenses	5,458	184	96	5,738
Production and ad valorem taxes	1,245	69	36	1,350
Total direct operating expenses	6,703	253	132	7,088
Revenue in excess of direct operating expenses	$21,305	$1,223	$639	$23,167

Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2022 for Vital (which includes the Forge Acquisition and Driftwood Acquisition) combined with the estimated oil and natural gas reserves from the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition. The reserve information has been prepared by the following independent petroleum engineers: (i) Ryder Scott Company, L.P. for Vital, Forge and Tall City; (ii) Netherland, Sewell & Associates, Inc. for the Driftwood Entities, Maple and Grey Rock; and (iii) Cawley, Gillespie & Associates, Inc for Henry. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition taken place on January 1, 2022, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For Vital, Forge, Driftwood, Maple, Henry, Tall City and Grey Rock, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022.

Estimated oil and natural gas reserves

	As of December 31, 2022
	Vital[4]	Maple	Henry	Tall City	Grey Rock	Transaction Adjustment[1]	Pro forma combined
Estimated proved developed reserves:
Oil (MBbl)	90,604	6,840	12,691	16,649	1,654	(888)	127,550
Natural gas (MMcf)	509,137	42,167	49,397	51,609	5,019	(3,458)	653,871
Natural gas liquids[3] (MBbl)	83,904	6,157	—	10,469	—	—	100,530
Total equivalent reserves (Mboe)[2]	259,364	20,025	20,924	35,720	2,491	(1,465)	337,059
Estimated proved undeveloped reserves:
Oil (MBbl)	74,671	4,229	13,630	56,568	464	(954)	148,608
Natural gas (MMcf)	133,146	33,544	37,216	208,709	1,109	(2,605)	411,119
Natural gas liquids[3] (MBbl)	27,870	4,898	—	42,705	—	—	75,473
Total equivalent reserves (Mboe)[2]	124,733	14,718	19,833	134,058	649	(1,388)	292,603
Estimated proved reserves:
Oil (MBbl)	165,275	11,069	26,321	73,217	2,118	(1,842)	276,158
Natural gas (MMcf)	642,283	75,711	86,613	260,318	6,128	(6,063)	1,064,990
Natural gas liquids[3] (MBbl)	111,774	11,055	—	53,174	—	—	176,003
Total equivalent reserves (Mboe)[2]	384,097	34,743	40,757	169,778	3,139	(2,853)	629,661

(1)	Adjustment to remove a portion of the oil and natural gas reserves working interest retained by the Henry Properties Seller in the Henry Acquisition.
(2)	BOE is calculated using a conversion rate of six Mcf per one Bbl.
(3)	Henry reserve quantities are shown in 2-streams, with natural gas liquids included with natural gas.
(4)	Vital reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 Vital's Current Report on Form 8-K/A filed with the SEC on August 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

The following table presents the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of Vital (which includes the Forge Acquisition and Driftwood Acquisition) and of the properties acquired in the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition on a pro forma combined basis as of December 31, 2022. The pro forma combined standardized measure shown below represents estimates only and should not be construed as the market value of the acquired oil and natural gas reserves attributable to the Maple Acquisition, Henry Acquisition, Tall City Acquisition or Grey Rock Acquisition.

Standardized measure of discounted future cash flows

(in thousands)

	As of December 31, 2022
	Vital[2]	Maple	Henry	Tall City	Grey Rock	Transaction Adjustment[1]	Tax Adjustment	Pro forma combined
Oil and natural gas producing activities:
Future cash inflows	$21,899,569	$1,888,501	$3,168,036	$10,349,128	$251,989	$(221,762)	$—	$37,335,461
Future production costs	(5,640,216)	(487,091)	(768,534)	(3,051,348)	(68,976)	53,797	—	$(9,962,368)
Future development costs	(2,084,462)	(186,382)	(307,979)	(1,367,034)	(7,378)	21,559	—	$(3,931,676)
Future income tax expense	(1,616,847)	(9,915)	(16,632)	(54,333)	(1,323)	(304,898)	(1,983,357)	$(3,987,305)
Future net cash flows	12,558,044	1,205,113	2,074,891	5,876,413	174,312	(451,304)	(1,983,357)	19,454,112
10% discount for estimated timing of cash flows	(6,240,781)	(604,305)	(1,021,177)	(3,369,981)	(66,700)	217,681	1,058,651	$(10,026,612)
Standardized measure of discounted future net cash flows	$6,317,263	$600,808	$1,053,714	$2,506,432	$107,612	$(233,623)	$(924,706)	$9,427,500

(1)	Adjustment to remove a portion of the oil and natural gas reserves working interest retained by the Henry Properties Seller in the Henry Acquisition as well as pro forma tax impacts of Vital acquiring LLC's.
(2)	Vital reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 Vital's Current Report on Form 8-K/A filed with the SEC on August 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

The following table sets forth the changes in the standardized measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Vital (which includes the Forge Acquisition and Driftwood Acquisition) and the oil and natural gas properties acquired in the Maple Acquisition, Henry Acquisition, Tall City Acquisition and Grey Rock Acquisition on a pro forma combined basis for the year ending December 31, 2022:

Changes in standardized measure of discounted future net cash flows

(in thousands)

	As of December 31, 2022
	Vital[2]	Maple	Henry	Tall City	Grey Rock	Transaction Adjustment[1]	Tax Adjustment	Pro forma combined
Standardized measure of discounted future net cash flows, beginning of year	$4,290,178	$164,941	$729,858	$2,727,155	$58,244	$(51,090)	$(645,053)	$7,274,233
Changes in the year resulting from:
Sales, less production costs	(1,705,323)	(63,791)	(249,624)	(188,311)	(40,195)	17,474	—	(2,229,770)
Revisions of previous quantity estimates	(4,535)	63,969	(25,671)	(1,453,700)	15,019	1,797	—	(1,403,121)
Extensions, discoveries and other additions	1,022,765	262,429	160,439	7,842	—	(11,231)	—	1,442,244
Net change in prices and production costs	3,042,656	94,941	439,859	1,143,739	48,989	(30,790)	—	4,739,394
Changes in estimated future development costs	(238,391)	(7,878)	(39,818)	(152,267)	(371)	2,787	—	(435,938)
Previously estimated development incurred capital expenditures during the period	318,267	393	69,721	231,391	14,089	(4,880)	—	628,981
Acquisitions of reserves in place	9,143	37,594	842	—	15,152	(59)	—	62,672
Divestitures of reserves in place	(122,501)	(5,706)	(79,104)	—	—	5,537	—	(201,774)
Accretion of discount	458,933	16,637	73,616	275,925	5,877	(5,153)	—	825,835
Net change in income taxes	(424,344)	(3,688)	(2,206)	6,954	(253)	154	(439,516)	(862,899)
Timing differences and other	(329,585)	40,967	(24,198)	(92,296)	(8,939)	1,694	—	(412,357)
Standardized measure of discounted future net cash flows, end of year	$6,317,263	$600,808	$1,053,714	$2,506,432	$107,612	$(73,760)	$(1,084,569)	$9,427,500

(1)	Adjustment to remove a portion of the oil and natural gas reserves working interest retained by the Henry Properties Seller in the Henry Acquisition as well as pro forma tax impacts of Vital acquiring LLC's.
(2)	Vital reserve volumes, as shown in the table above, include the Forge Acquisition and Driftwood Acquisition, as presented in Exhibit 99.1 Vital's Current Report on Form 8-K/A filed with the SEC on August 22, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.